Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,353,431
Unrealized Gain (Loss) on Market Value of Futures	69,780
Dividend Income	95
Interest Income	1,321
ETF Transaction Fees	700
Total Income (Loss)	$3,425,327

Expenses
General Partner Management Fees	$12,759
Professional Fees	7,241
Brokerage Commissions	5,797
Non-interested Directors' Fees and Expenses	157
Prepaid Insurance Expense	77
NYMEX License Fee	319
Total Expenses	26,350
Expense Waiver	(9,483)
Net Expenses	$16,867
Net Income (Loss)	$3,408,460

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$24,725,733
Additions (50,000 Shares)	3,524,189
Withdrawals (150,000 Shares)	(10,523,706)
Net Income (Loss)	3,408,460

Net Asset Value End of Month	$21,134,676
Net Asset Value Per Share (300,000 Shares)	$70.45

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612